Exhibit 99.1

FOR IMMEDIATE RELEASE
Minneapolis, MN – February 24, 2025

NUWELLIS ANNOUNCES RETIREMENT OF NESTOR JARAMILLO, JR. AS PRESIDENT AND CEO
JOHN ERB, CURRENT CHAIR OF THE BOARD, APPOINTED INTERIM PRESIDENT AND CEO

MINNEAPOLIS, Feb. 24, 2025 (GLOBE NEWSWIRE) -- Nuwellis, Inc. (Nasdaq: NUWE), a medical technology company focused on transforming the lives of people with fluid overload, announced today that Nestor Jaramillo, Jr. retired as President and Chief Executive Officer and as a director of the company, effective February 18, 2025. John Erb, who currently serves as Chairman of the company's Board of Directors, assumed the role of Interim President and Chief Executive Officer and assumed all of the duties formerly performed by Mr. Jaramillo. Nuwellis intends to retain an executive search firm to assist in identifying a permanent CEO.

Mr. Erb, stated, "Nestor has been with the company for nearly six years and has played a prominent role in our growth. We credit him with many important strategic contributions. We are appreciative to Nestor for his work and commitment to the company, and we wish him the best in his retirement. I am honored to serve as Interim President and Chief Executive Officer of Nuwellis during this time. I look forward to working closely with the management team to work towards and execute on the Company’s near-term priorities.”

Amongst many other accomplishments, Mr. Erb has served as a director of Nuwellis since September 2012 and as chairman of our Board since October 2012. Previously, Mr. Erb served as president and chief executive officer of Nuwellis from November 2015 to January 2021. He was executive chairman of the board (during 2007) and chief executive officer (from 2001 to 2006) of the previous owner of the Aquadex™ system, which was then known as CHF Solutions, Inc., a medical device company involved in the development, manufacturing and distribution of devices to treat congestive heart failure. Mr. Erb received a B.A. in business administration, with a concentration in finance, from California State University, Fullerton.

About Nuwellis Nuwellis, Inc. (Nasdaq: NUWE) is a commercial-stage medical device company focused on transforming the lives of patients with fluid overload through science, collaboration, and innovation. The company is focused on commercializing the Aquadex SmartFlow® system for ultrafiltration therapy. Nuwellis is headquartered in Minneapolis, with a wholly owned subsidiary in Ireland. For more information visit www.nuwellis.com or visit us on LinkedIn or X.

About the Aquadex SmartFlow® System The Aquadex SmartFlow system delivers clinically proven therapy using a simple, flexible and smart method of removing excess fluid from patients suffering from hypervolemia (fluid overload). The Aquadex SmartFlow system is indicated for temporary (up to 8 hours) or extended (longer than 8 hours in patients who require hospitalization) use in adult and pediatric patients weighing 20 kg or more whose fluid overload is unresponsive to medical management, including diuretics. All treatments must be administered by a health care provider, within an outpatient or inpatient clinical setting, under physician prescription, both having received training in extracorporeal therapies.

Forward-Looking Statements Certain statements in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the new market opportunities and anticipated growth in 2025 and beyond. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risks associated with our ability to execute on our commercialization strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. Nuwellis does not assume any obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise.

For further information, please contact:

Investor Relations:
Vivian Cervantes
Gilmartin Group
ir@nuwellis.com

Source:
Nuwellis, Inc.